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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                    FORM 8-A

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                For Registration of Certain Classes of Securities

     Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

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                               WE SELL FOR U CORP.
             (Exact name of registrant as specified in its charter)

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           Florida                   333-148855                  26-1568357
(State or Other Jurisdiction        (Commission               (I.R.S. Employer
      of Incorporation)             File Number)            Identification No.)

        580 St. Kilda Road - Level 8, Melbourne, Victoria, Australia 3004
               (Address of principal executive offices) (Zip Code)

                                 61-3-8532-2800
              (Registrant's telephone number, including area code)

                                       N/A
         (Former name or former address, if changed since last report.)

        Securities to be registered pursuant to Section 12(b) of the Act:

        Title of each class               Name of each exchange on which
        to be so registered:              each class is to be registered:
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               None                                    None

     If this Form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. |_|

     If this Form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), please check the following box. |X|

     Securities Act registration statement file number to which this form relates: ____________________

        Securities to be registered pursuant to Section 12(g) of the Act:

                    Common Stock, par value $.0001 per share


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Item 1. Description of Registrant's Securities to be Registered.

     Incorporated by reference from Registrant's Form S-1/A filed on March 6, 2008 (File No. 333-148855), as amended from time to time.


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                                    SIGNATURE

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        WE SELL FOR U CORP.


                                        By: /s/ Peter Lee
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                                            Peter Lee, Chief Financial Officer
Date:  July 20, 2009